Exhibit 23.1

KPMG LLP Suite 800 1225 17th Street Denver, CO 80202-5598

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 22, 2023, with respect to the consolidated financial statements of EchoStar Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado
December 29, 2023